EXECUTIVE EMPLOYMENT AGREEMENT

DATED: November 1, 2000

BETWEEN: Bio-Preserve International Corporation ("Company")

2889 52nd Avenue NE, #B

Redmond, Washington 98025

AND: Fereydoon Sadri ("Executive")

17008 SE 14 Lane

Bellevue, WA 98008

SUMMARY:

Executive Office: President

Place of Employment: Bellevue/Redmond, Washington

Initial Term: Five years

Renewal Term: Year-to-year renewal options (both parties to agree)

Expiration Date: Initial Term expires on November 1, 2005

1.0 RECITALS

1.1 The Company desires to employ the Executive as its President and Executive is willing to accept such employment by the Company, on the terms and subject to the conditions set forth in this Agreement.

2.0 DEFINITIONS

2.1 "Effective Date" shall mean November 1, 2000.

2.2 "Termination Date" shall mean the date of the termination of Executive's employment with the Company.

2.3 "Termination For Cause" shall mean termination by the Company of the Executive's employment by reason of the Executive's willful dishonesty towards, fraud upon, or deliberate substantial injury or attempted injury to the Company, or by reason of the Executive's negligence which has resulted in injury to the Company, and material breach of this Agreement by the Executive.

2.4 "Termination Other Than For Cause" shall mean termination by the Company of the Executive's employment by the Company for any reason other than Termination for Cause, Termination by Failure of Business Purpose, Voluntary Termination or Termination by Reason of Death or Disability.

2.5 "Voluntary Termination" shall mean termination of the Executive's employment by the Company other than Termination for Cause, Termination Other Than for Cause, Termination by Failure of Business Purpose, or Termination by Reason of Death or Disability.

3.0 DUTIES

3.1 During the term of this Agreement, the Executive agrees to be employed by and to serve the Company as its President, and the Company agrees to employ and retain the Executive in such capacities for the Term of this Agreement, and as may be extended from time to time. Executive shall render such managerial, administrative and other services as are customarily associated with or incident to such position and shall perform such duties and responsibilities for the Company as its Board of Directors of the Company may reasonably require, consistent with such position. The Executive shall devote a substantial portion of his business time, energy, and skills to the affairs of the Company and shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company.

4.0 TERM OF EMPLOYMENT

4.1 Initial Term. The initial term of employment of the Executive by the Company shall be for a period of five (5) years, beginning November 1, 2000, and continuing for sixty (60) months from the Effective Date (altogether, the "Initial Term") thereafter, through to November 1, 2005, unless terminated or renewed earlier pursuant to this Agreement. This Agreement may be extended for additional consecutive one-year periods by written agreement of the parties to this Agreement at least 90 days prior to the expiration of the Initial Term. Notwithstanding anything contained in this section, the term of employment is subject to termination pursuant to the following provisions.

4.2 Termination For Cause. Termination For Cause may be effected by the Company at any time during the term of this Agreement and shall be effected by written notification to the Executive. Upon Termination For Cause, the Executive shall promptly be paid all accrued salary and bonus compensation to the extent earned. Vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date, shall be paid within 30 days of Termination Date or as required by applicable law, but the Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

4.2.1 In the event of Termination for Cause, all unvested stock options granted by the Company shall terminate immediately. Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option, as designated by the plan administrators; or (ii) the expiration of 180 days from the date of the termination of Executive's employment or contractual relationship with the Company.

4.3 Termination by Reason of Disability or Death. In the event of termination by reason of Disability or Death, all amounts payable to Executive under this Agreement, including deferred payments, will become due and payable within 90 calendar days of the termination date.

4.3.1 Disability. If, during the term of this Agreement, the Executive, in the reasonable judgment of the Company's Board of Directors, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than two (2) consecutive months, the Company shall have the right to terminate the Executive's employment hereunder by written notification to the Executive seven (7) days prior to the Termination Date. All accrued salary, bonus compensation to the extent earned shall be promptly paid to the Executive upon termination. Additionally, in the event of termination by reason of Disability, all amounts that would be payable to Executive during his Initial Term of employment, or for the remainder of an additional one-year term if this Agreement is renewed, shall be promptly paid, with a minimum 4-month payout. Vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement within 30 days of Termination Date or as required by applicable law, but the Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

4.3.2 Death. In the event of the Executive's death during the term of this Agreement, the Executive's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay, within 30 days of the death of the Executive or as required by applicable law, to his estate or such beneficiaries as the Executive may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date. Additionally, in the event of termination by reason of Death, all amounts that would be payable to Executive during his Initial Term of employment, or for the remainder of an additional one-year term if this Agreement is renewed, shall be promptly paid, with a minimum 4-month payout. The Executive's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

4.4 Termination Other Than For Cause. In the event of Termination Other Than For Cause during the term of this Agreement, the Company shall pay, within 30 days of the Termination or as required by applicable law, all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date. Additionally, in the event of Termination Other Than For Cause, all amounts that would be payable to Executive during his Initial Term of employment, or for the remainder of an additional one-year term if this Agreement is renewed, including the accelerated vesting of all options granted to Executive, shall be promptly paid, with a minimum 6-month payout.

4.5 Termination by Failure of Business Purpose. Notwithstanding any other term or provision herein, in the event that the Company becomes insolvent, declares bankruptcy, or fails to implement any valid business plan, any one of these events making the business of the Company impracticable as determined by a Court of competent jurisdiction, employment of Executive shall terminate upon written notice from the Company to Executive of a Failure of Business Purpose, delivered pursuant to the Notice provisions herein, and effective the date of Notice. In the event of Termination by Failure of Business Purpose, the Executive shall promptly be paid all accrued salary and bonus compensation to the extent earned. Any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date, shall be paid within 30 days of Termination Date, but the Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

4.6 Voluntary Termination. In the event of a Voluntary Termination, the Company shall promptly pay all accrued salary, bonus compensation to the extent earned. Vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date shall be paid within 30 days of Termination Date or as required by applicable law, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

4.6.1 In the event of Voluntary Termination, all unvested stock options granted by the Company shall terminate immediately. Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option, as designated by the plan administrators; or (ii) the expiration of 180 days from the date of the termination of Executive's employment or contractual relationship with the Company.

5.0 SALARY, BENEFITS AND BONUS COMPENSATION

5.1 Base Salary. As payment for the services to be rendered by the Executive as provided in this Agreement, the Company agrees to pay to the Executive a salary of ten thousand ($10,000.00) per month, to be paid bimonthly. This salary shall be increased without notice on each anniversary of the execution of this Agreement by an amount no less than the increase in the Consumer Price Index for the State of Washington.

5.2 Bonuses. The Executive may be eligible to receive one or more bonuses, solely in the discretion of the Company's Board of Directors, for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Company's Board of Directors based upon its evaluation of the Executive's performance during such year.

5.3 Additional Benefits. During the term of this Agreement, the Executive shall be entitled to the following fringe benefits:

5.3.1 Executive Benefits. The Executive shall be eligible to participate in such of the Company's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Company, including, without limitation, the Company's Stock Option Plan, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of the Company, the Executive's employment with the Company will be deemed to have commenced on the Effective Date.

5.3.2 Vacation and Holidays. The Executive shall be entitled to five (5) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years. Executive shall be entitled to take eight (8) days of paid vacation for holidays. Holidays include New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (2 days), Christmas Eve and Christmas Day. Executive must take these national holidays on the day the national holiday falls. Under the sole discretion of the Board of Directors, additional paid vacation days may be provided to Executive under circumstances to be determined at the time of grant. Executive shall accrue a maximum of 75 days vacation, and all other vacation days not taken shall expire at the end of the calendar year.

5.3.3 Reimbursement for Expenses. During the term of this Agreement, the Company shall reimburse the Executive for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Executive in connection with his duties under this Agreement, subject to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses.

5.3.4 Life Insurance. The Company shall maintain a life insurance policy on Executive in the minimum amount of $1 million, and Executive shall have the sole discretion to name the beneficiaries of such policy.

6.0 SEVERANCE COMPENSATION

6.1 No Severance Compensation Upon Termination. In the event of a Voluntary Termination, Termination for Cause, Termination, Termination by Failure of Business Purpose, and/or Termination by Reason of the Executive's Death or Disability as described herein, neither the Executive nor his estate shall be paid any severance compensation.

6.2 Severance Compensation Upon Termination Other Than For Cause. In the event of Termination Other Than For Cause, the Company shall pay Executive additional compensation equal to six months salary and all options granted to Executive by the Company shall immediately vest.

7.0 CONFIDENTIALITY

7.1 The Executive agrees that all confidential and proprietary information relating to the Company's business shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by the Company's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

7.1.1. Definition. "Confidential Information" means all proprietary information and materials (whether or not patentable), including, but not limited to, processes, techniques, machines, inventions, formulations, methodology, equipment, documents, designs, data, reports, know-how, sources of supply, patent positioning, financial or cost information, and business plans, including any developments negative or positive which are communicated to, learned of, developed, or otherwise acquired by Executive in the course of the observation and inspection of the above information and materials, and any other information designated by the Company as confidential or proprietary.

7.1.2 Access. Executive will have access to Confidential Information for the purpose of performing Executive's job duties. Access to this information shall immediately terminate upon breach of this Agreement by Executive, or upon the Termination of this Agreement.

7.1.3 Treatment of Confidential Information. Executive shall maintain the Confidential Information in confidence, and shall not make copies or duplicates of, or disclose, divulge, or otherwise communicate such Confidential Information to others, or use it for any purpose except in furtherance of his performance of his duties, without the permission of the Company. Executive further agrees to exercise every reasonable precaution to prevent and restrain any unauthorized disclosure of such Confidential Information, by any employee, consultant, contractor, subcontractor, sublicensee, or agent.

8.0 NON-COMPETITION

8.1 Executive acknowledges that his duties and responsibilities will require his substantive business efforts and agrees that during his term of employment with the Company, he will not participate, whether as an owner, shareholder, partner, consultant, entrepreneur, employee or otherwise, in any business or any business activity which directly competes with the Company. Nothing in this section shall prohibit the Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market.

8.2 Notwithstanding Section 8.1 above, Executive may participate as an owner, shareholder, partner, consultant, entrepreneur, employee or otherwise, in any business or any business activity which is not disqualified under Section 8.1 as a direct competitor.

9.0 NON-SOLICITATION

9.1 For a period of one (1) year from the Termination Date, Executive agrees not to directly or through intermediaries solicit, encourage, entertain or consider any inquiries or proposals, with respect to developing, obtaining or acquiring any barter or trade business from the customers, clients or business associates of the Company or its subsidiaries, if any, whether such customers, clients or business associates are now existing as of the date of this Agreement or may exist at the Termination Date.

10.0 WITHHOLDINGS

10.1 All compensation and benefits to the Executive hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

11.0 INDEMNIFICATION

11.1 In addition to any rights to indemnification to which the Executive is entitled to under the Company's articles of incorporation and bylaws, the Company shall indemnify the Executive at all times during the term of this Agreement and after the term, if the subject action of the Executive was conducted during the term of this Agreement and in good faith on behalf of the Company, to the maximum extent permitted under applicable law, and shall pay the Executive's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

12.0 NOTICES

12.1 Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended at the address stated below. Any party may change its address for any purpose by giving notice of the change of address to the other party in the manner provided in this section. Notice shall be provided by first class mail, return receipt requested, to the respective parties at their addresses as initially set out above.

13.0 INTERPRETIVE PROVISIONS

13.1 This Agreement may not be amended, modified or changed, nor shall a provision of the Agreement be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of a waiver, amendment, change, or modification is sought.

13.2 Should any dispute arise over this Agreement, such dispute shall be first, prior to the bringing of any lawsuit submitted to Arbitration, before a single Arbitrator, pursuant to the rules of the American Arbitration Association and the Civil Rules of the Superior Court of Washington, King County. Each side shall bear its own costs and the costs of Arbitration shall be pre-paid, the Company paying fifty percent (50%) and the Executive paying (50%). The venue and forum for the Arbitration shall be exclusively in King County, Washington, and this sentence may be pleaded as a complete defense to the initiation of Arbitration in any other venue or forum. The Arbitrator shall not consider parole evidence nor shall the Arbitrator exercise any equitable judgment or fashion any remedy in equity. Otherwise, this Agreement is to be construed strictly on the terms herein and pursuant to Washington statutes, recognizing in the first instance that this is an Executive Employment Agreement and its exempt status under Washington law. The Arbitrator's award may include attorneys' fees and costs to the prevailing party, and the award, if any, may be entered in any court of competent jurisdiction. Any award shall be subject to de novo review in the Superior Court of Washington for the County of King.

13.3 This Agreement is governed by the laws of the State of Washington and is to be exclusively enforced in King County therein.

13.4 If any term or provision of this Agreement or the application to any person or circumstance shall to any extent be invalid or unenforceable in any jurisdiction, the remainder of this Agreement and application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable or in any other jurisdiction shall not be affected, and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.5 The Summary and the Paragraph Headings are included for convenience only. To the extent that the Summary or the Paragraph Headings are found to contradict other terms herein, the written text shall prevail, and the Summary or the Paragraph Headings shall be disregarded and be of no legal effect.

13.6 If either party retains an attorney to enforce any provision of this Agreement, the losing party agrees to pay reasonable attorney's fees to be allowed the prevailing party and, if an appeal is taken from any judgment or decree of the trial court, the losing party further promises to pay such sum as the appellate court shall adjudge reasonable as the prevailing party's attorneys' fees on the appeal.

13.7 This Agreement may be signed in as many counterparts as is necessary, each of which shall be considered an original.

13.8 This Agreement is the entire and complete expression of the parties' intent, understanding and agreement, and merges and supersedes all prior and contemporaneous understandings and agreements, whether oral or written. No modification of this Agreement is binding unless in writing and signed by all of the parties hereto.

14.0 EXECUTING SIGNATURES

14.1 IN WITNESS WHEREOF, the parties, each having reviewed all of the terms herein, modifying each such term to their satisfaction, each having the benefit of legal counsel, have signed this Agreement in Redmond, Washington as of the date first set out above.

COMPANY: EXECUTIVE:

Bio-Preserve International Corporation Fereydoon Sadri

/s/ Dr. G. Balogh /s/ Fereydoon Sadri

By: Fereydoon Sadri